Exhibit 10.1
SETTLEMENT AGREEMENT AND RELEASE

THIS SETTLEMENT AGREEMENT AND RELEASE (this “Agreement”) is dated as of July 25, 2013 and is made by and between IBC Funds, LLC (“IBC”), a Nevada LLC and Drinks America Holdings, Ltd., a Delaware Corporation (“Drinks”).

WHEREAS Drinks executed a Convertible Debenture in favor of IBC on October 15, 2012. A copy of the Convertible Debenture is incorporated herein by reference.

WHEREAS on February 13, 2013, Drinks and IBC executed an Amendment to Securities Purchase Agreement and Convertible Debenture. The Amendment to Securities Purchase Agreement and Convertible Debenture is incorporated herein by reference.

WHEREAS on or about June 4, 2013, Drinks and IBC executed and addendum to the Convertible Debenture. The Addendum is incorporated herein by reference.

WHEREAS on or about July 24, 2013, IBC Funds, LLC, filed an action against Drinks entitled Complaint, (the “Action”) in the Circuit Court of the Twelfth Judicial Circuit, Sarasota County, Florida (the “Court”), whereby IBC Funds, LLC asserted claims against Drinks alleging that Drinks failed to pay IBC Funds, LLC according to the terms set forth in the Convertible Debenture, Amendment and Addendum (the “Claims”).

WHEREAS, Drinks, in its Answer, denied any and all wrongdoing and asserted affirmative defenses;

WHEREAS, Drinks, denies that it is liable for the amount sought in the Action, but acknowledges that it does not have sufficient cash to satisfy the claims made in the Action or to defend the Action and Drinks seeks to resolve this Action and agrees to pay $327,131.65 on the Claims (the “Compromised Amount”), pursuant to the applicable discount to market price as referenced in section 2 herein;

WHEREAS, Drinks currently only has the means to satisfy payment of IBC Funds, LLC’s bona fide claims through the issuance of authorized shares to IBC Funds, LLC, pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (hereinafter the “Securities Act”);

WHEREAS, Drinks and IBC Funds, LLC desire to resolve, settle, and compromise IBC Funds, LLC’s bona fide claims that it has asserted against Drinks, which arise out of or relate to the Claims, in the amount of $327,131.65 due and owing, pursuant to the applicable discount to market price as referenced in section 2 herein;

With this background incorporated herein, the parties hereby agree to the following settlement:

TERMS OF SETTLEMENT

1. CLAIMS.  IBC Funds, LLC agrees to resolve its bona fide claim with Drinks for the agreed upon sum of $327,131.65, pursuant to the applicable discount to market price as referenced in section 2 herein.

2. SETTLEMENT SHARES. As soon as practicable following entry of an order by the Court in accordance with Paragraph 4 herein, Drinks shall issue and deliver to IBC Funds, LLC shares of common stock (the “Common Stock”) in one or more tranches, as necessary, sufficient to satisfy the Compromised Amount through the issuance of freely trading securities issued pursuant to Section 3(a)(10) of the Securities Act (the “Settlement Shares”). Pursuant to this Agreement, IBC Funds, LLC may deliver a request to Drinks which states the dollar amount (designated in U.S. Dollars) of Common Stock to be issued to IBC Funds, LLC (the “Share Request”). The parties agree that the total amount of Common Stock to be delivered by Drinks to satisfy the Compromised Amount shall be issued at a sixty-five percent (65%) discount to market [the total amount of the claims multiplied by thirty-five percent (35%)] based upon the lowest purchase for which the Common Stock of the Company has historically traded on the principal market, (NASDAQ, National Market, NASDAQ Small Cap Market, Over the Counter Bulletin Board, QB Market Place, American Stock Exchange), whichever is the principal trading exchange or market for the Common Stock of the Company preceding the share request (the “Trading Period”). The parties have agreed and established an escrow account for the settlement shares, and Continental Stock Transfer and Trust Company, (transfer agent) the escrow agent, shall upon the request of Drinks issue in the name of IBC Funds, LLC the number of shares requested so long as the number of shares requested does not make IBC Funds, LLC the owner of more than 9.99% of the outstanding Common Stock at any time. Additional tranche requests shall be made by Drinks from time to time as requested by IBC Funds, LLC until the settlement shares are paid in full so long as the number of shares requested does not make IBC Funds, LLC the owner of more than 9.99% of the outstanding shares of common stock at any given time. If, during the Trading Period, the initial shares do not satisfy the total settlement shares IBC Funds, LLC is entitled to receive, IBC Funds, LLC shall have the right to require Drinks to immediately issue additional shares of Common Stock up to 9.99% of the total outstanding shares as of the date. Any such additional shares of Common Stock issued during the trading period shall be included as initial shares in the final calculation.

3.  REPRESENTATIONS. Drinks represents and warrants to IBC as follows:

a. There are 900,000,000 shares of common stock of Drinks authorized as of July 18, 2013 of which 36,854,551 are issued and outstanding;

b. The shares of common stock to be issues are duly authorized and, when issued pursuant to the court’s order of approval, will be duly and validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances, and preemptive and similar rights to subscribe for or purchase securities;

c. The shares will be exempt from registration under the Securities Act and issuable without any restrictive  legend pursuant to the  satisfaction of the  exemption from registration provided under Section 3(a)(10) of the Securities Act;

d. Drinks has reserved from its duly authorized capital stock a number of shares of common stock at least equal to the number of shares that could be issued pursuant to the terms of this Agreement;

e. If it appears reasonably likely that there may be insufficient authorized shares to fully comply with the order, company shall promptly increase its authorized shares to ensure its ability to timely comply with the order;

f. Execution of this Agreement and performance by Drinks and IBC following the court’s order of approval will not:

i. Conflict with, violate, or cause a breach of default under any agreements between Drinks and IBC and any other creditor, or any affiliate thereof, related to the Claims or the accounts payable comprising the Claims, or

ii. Require any waiver, consent, or other action of Drinks or any creditor, or their respective affiliates, that has not already been obtained;

g. Without limitation, Drinks hereby waives any provision in any agreement related the Claims or the accounts payable comprising the Claims requiring payments to be applied in a certain order, manner, or fashion, or providing for exclusive jurisdiction in any court other than the court in which this matter is or will be pending;

h. Drinks has all necessary power and authority to execute, deliver and perform all of its obligations under this Agreement;

i. The execution, deliver, and performance of this Agreement by Drinks has been duly authorized by all requisite action on the part of Drinks and this Agreement has been duly executed and delivered by Drinks;

j. As of the date of this Agreement and during the 90 calendar days prior to the date of this Agreement, neither IBC nor any of the creditors from whom IBC acquired the Claims, nor any of their affiliates, is or was an affiliate of Drinks.

4. RESTRICTIONS. For so long as IBC or any of its affiliates hold any shares of common stock of Drinks, neither IBC nor any of its affiliates shall engage or participate in any actions, plans or proposals that relate to or would result in:

a. IBC or any of its affiliates acquiring additional securities of Drinks, alone or together with any other person, which would result in IBC and its affiliates collectively b beneficially owning or controlling, or being deemed to beneficially own or control, more than 9.99 percent of the total outstanding common stock or other voting securities of Drinks;

b. An extraordinary corporate transaction, such as merger, reorganization or liquidation, involving Drinks or any of its affiliates;

c. A sale or transfer of a material amount of assets of Drinks or any of its subsidiaries;

d. Any change in the present board of directors or management of Drinks, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board;

e.  Any material change in the present capitalization  or dividend policy of Drinks,

f.  Any other material change in Drink’s business or corporate structure;

g. Changes in Drink’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of Drinks by any person;

h. Causing a class of securities of Drinks to be delisted from a national securities exchange or to cease to be authorized to be quoted in an interdealer quotation system of a registered national securities association;

i. Causing a class of equity securities of Drinks  to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended, or

j. Take any action, intention, plan or arrangement similar to any of this enumerated above.

5. PAYMENT IN FULL. Drinks and IBC Funds, LLC agree that delivery of the Settlement Shares pursuant to the conditions set forth herein shall satisfy Drink’s obligation in full regarding the Claims.

6. FAIRNESS HEARING. Upon execution hereof, Drinks and IBC Funds, LLC agree, pursuant to 15 U.S.C. §77(a)(10), to immediately submit the terms and conditions of this Agreement to the Court for a hearing on the fairness of such terms and conditions, for the issuance of an exemption from registration of the Settlement Shares and an Order approving the Agreement. Drinks avers it is a “reporting issuer” that files reports with the Securities and Exchange Commission (the “SEC”) under Section 13 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”); Drinks avers it is current in all its filing required under the Exchange Act; and IBC Funds, LLC avers it has access to, and has accessed all such filings. In connection with such a fairness hearing, Drinks, the issuer of the securities, and IBC Funds, LLC, the proposed entity to whom the securities are to be issued, agree that the value of the Settlement Shares utilized to satisfy the Claims is fair and reasonable. This Agreement shall become binding upon the parties only upon entry of an order by the Court substantially in the form of annexed hereto as Exhibit “A” (the “Order”).

7. DENIAL OF COURT APPROVAL.If, at any time after the date of the execution of this Agreement, any provision of this Agreement shall be held to be illegal, void or unenforceable, or the court fails to approve this Agreement pursuant to the terms hereof, this Agreement shall become null and void and no releases contained herein will have legal effect.

8. NECESSARY ACTION. At all times after the execution of this Agreement and entry of the Order by the Court, each party hereto agrees to take or cause to be taken all such necessary action including, without limitation, the execution and delivery of such further instruments and documents, as may be reasonably requested by any party for such purposes or otherwise necessary to complete or perfect the transaction contemplated hereby.

9. CONFIDENTIALITY AGREEMENT. At all times prior to execution of this Agreement, the parties hereto agree to not disclose to any other person or entity any of the terms of said Agreement.

10. RELEASES. Upon delivery of the Settlement Shares to IBC Funds, LLC and in consideration of the terms and conditions of this Agreement, and except for the obligations and representations arising or made hereunder or a breach hereof, the parties hereby release, acquit and forever discharge the other and each, every and all of their current and past officers, directors, shareholders, affiliated corporations, subsidiaries, agents, employees, representatives, attorneys, predecessors, successors and assigns (the “Released Parties”), of and from any and all claims, damages, causes of action, suits and costs, of whatever nature, character or description, whether known or unknown, anticipated or unanticipated, which the parties may now have or may hereafter have or claim to have against each other with respect to the Claims. Nothing herein shall be deemed to negate or affect IBC Funds, LLC’s right and title to any securities heretofore issued to it by Drinks.

11. CONTINUING JURISDICTION: Simultaneously with the execution of this Agreement, the attorneys representing the parties hereto will execute a stipulation of dismissal, which shall be held by IBC Funds, LLC’s counsel and filed with the Court after delivery of the Settlement Shares in accordance with paragraph 2 herein. In order to enable the Court to grant specific enforcement and other equitable relief in connection with this Agreement, (a) the parties consent to the jurisdiction of the Court for purposes of enforcing this Agreement and (b) each party to this Agreement expressly waives any contention that there is an adequate remedy at law or any like doctrine that might otherwise preclude injunctive relief to enforce this Agreement.

12. CONTINUING OBLIGATION. Both parties agree to use their best efforts to cooperate with the Court to cause the Order to be timely entered and agree that delays caused due to the Court calendars shall not constitute a valid reason to void this Agreement.

13. INFORMATION. Drinks and IBC Funds, LLC each represent that prior to the execution of this Agreement, they have had the advice of counsel, namely, Michael G. Brown, Esquire, for Drinks and Charles N. Cleland, Jr., Esquire of Charles N. Cleland, Jr., P.A. for IBC Funds, LLC; that they fully informed themselves of its terms, contents, conditions and effects, and that no promise or representation of any kind has been made to them except as expressly stated in this Agreement.

14. OWNERSHIP AND AUTHORITY. Drinks and IBC Funds, LLC represent and warrant that they have not sold, assigned transferred, conveyed or otherwise disposed of any or all of any claim, demand, right or cause of action, relating to any matter which is covered by this Agreement, and each is the sole owner of such claim, demand, right or cause of action, and each has the power and authority and has been duly authorized to enter into and perform this Agreement and that this Agreement is a binding obligation of each, enforceable in accordance with its terms.

15. BINDING NATURE. This Agreement shall be binding on all parties executing this Agreement and their respective successors, assigns and heirs.

16. AUTHORITY TO BIND. Each party to this Agreement represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transaction provided in this agreement have been duly authorized by all necessary action of the respective entity and that the person executing this Agreement on its behalf has the full capacity to bind that entity. Each party further represents and warrants that it has been represented by independent counsel of its choice with the negotiation and execution of this Agreement and that counsel has reviewed this Agreement.

17. SIGNATURES. This Agreement may be signed in counterparts and the Agreement, together with its counterpart signature pages, shall be deemed valid and binding on each party when duly executed by all parties. Facsimile and electronically scanned signatures shall be deemed valid and binding for all purposes.

18. CHOICE OF LAW, ETC. Notwithstanding the place where this Agreement may be executed by either of the parties, or any other factor, all terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of Florida, applicable to agreements made and to be fully performed in that State and without regard to principles of conflicts of law thereof. Any action brought to enforce, or otherwise arising out of this Agreement shall be brought only in the Circuit Court of the Twelfth Judicial Circuit sitting in the State of Florida, County of Sarasota.

19. INDEMNIFICATION. Drinks shall indemnify, defend and hold IBC and its affiliates harmless with respect to all obligations of Drinks arising from or incident or related to this Agreement, including, without limitation, any claim or action brought derivatively or by shareholders of Drinks. IBC shall indemnify, defend and hold Drinks and its affiliates harmless with respect to all obligations of IBC arising from or incident or related to this Agreement.

20. LEGAL FEES. Each party shall pay the fees and expenses of its advisers, counsel, the accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Any attorneys’ fees and expenses incurred by either Drinks or IBC Funds LLC in connection with the preparation, negotiation, execution and delivery of any amendments to this Agreement  or relating to the enforcement of the rights of any party, after the occurrence of any breach of the terms of this Agreement by another party or any default by another party in respect of the transactions contemplated hereunder, shall be paid on demand by the party which breached the Agreement and/or defaulted, as the case may be.

21. ENTIRE AGREEMENT; AND INCONSISTENCY. This Agreement is the final agreement between Drinks and IBC Funds LLC with respect to the terms and conditions set forth herein, and, the terms of this Agreement may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. No provision of this Agreement may be amended other than by an instrument in writing signed by Drinks and IBC Funds, LLC, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. In the event of any inconsistency between the terms of this Agreement and any other document executed in connection herewith, the terms of this Agreement shall control to the extent necessary to resolve such inconsistency.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

By:
Drinks America Holdings, Ltd.

Its: CEO

By:
IBC Funds, LLC

Its: Managing Member